                                                                   EXHIBIT 10.23

                                 LEASE AGREEMENT

                                 BY AND BETWEEN

                           BELLEVUE TRADE CENTER, LLC,
              A WASHINGTON LIMITED LIABILITY COMPANY ("LANDLORD")

                                       AND

               ICOS CORPORATION, A DELAWARE CORPORATION ("TENANT")

                                NOVEMBER 1, 2002
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                                TABLE OF CONTENTS

1.     LEASE...............................................................   1

2.     TERM AND POSSESSION.................................................   1

       2.1    TERM.........................................................   1

       2.2    DELIVERY OF POSSESSION; CONDITION OF PREMISES................   1

       2.3    OPTIONS TO EXTEND............................................   1

3.     BASIC RENT..........................................................   2

       3.1    BASIC RENT DURING INITIAL TERM...............................   2

       3.2    BASIC RENT DURING EXTENSION TERMS............................   2

4.     USE OF PREMISES; PARKING............................................   4

5.     MAINTENANCE BY LANDLORD.............................................   4

6.     MAINTENANCE BY TENANT; SURRENDER....................................   4

7.     UTILITIES; ABATEMENT OF RENT........................................   5

       7.1    UTILITIES....................................................   5

       7.2    COSTS OF ELECTRICAL SERVICE..................................   5

       7.3    INTERRUPTION OF SERVICES OR UTILITIES........................   6

8.     COMPLIANCE WITH LAW.................................................   6

9.     INSURANCE...........................................................   7

       9.1    LANDLORD'S INSURANCE.........................................   7

       9.2    TENANT'S INSURANCE...........................................   7

10.    TAXES...............................................................   8

       10.1   REAL ESTATE TAXES............................................   8


                                                                          PAGE i
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
       10.2   TENANT TO PAY REAL ESTATE TAXES..............................   8

       10.3   CONTESTING REAL ESTATE TAXES.................................   9

       10.4   INSTALLMENT PAYMENTS.........................................   9

       10.5   PERSONAL PROPERTY TAXES......................................   10

11.    ALTERATIONS AND REPAIRS.............................................   10

       11.1   LANDLORD'S CONSENT AND CONDITIONS............................   10

       11.3   COMPLIANCE WITH LAW..........................................   10

       11.4   SALES TAX DEFERRAL...........................................   11

12.    DEFAULTS............................................................   11

       12.1   DEFAULT BY TENANT............................................   11

              12.1.1 RENT DEFAULT..........................................   11

              12.1.2 OTHER PERFORMANCE DEFAULT.............................   11

              12.1.3 CREDIT DEFAULT........................................   11

       12.2   LANDLORD'S REMEDIES..........................................   12

              12.2.1 TERMINATION OF LEASE OR POSSESSION....................   12

              12.2.2 LEASE TERMINATION DAMAGES.............................   12

              12.2.3 POSSESSION TERMINATION DAMAGES........................   12

              12.2.4 LANDLORD'S REMEDIES CUMULATIVE........................   13

       12.3   LANDLORD'S DEFAULT...........................................   13

13.    ESTOPPEL CERTIFICATES...............................................   14

14.    HOLDOVER............................................................   14

15.    ASSIGNMENT AND SUBLETTING...........................................   14

16.    LANDLORD'S ACCESS...................................................   15


LEASE AGREEMENT                      PAGE ii

17.    INDEMNIFICATION; RELEASE AND WAIVER OF SUBROGATION..................   16

       17.1   TENANT'S INDEMNIFICATION.....................................   16

       17.2   LANDLORD'S INDEMNIFICATION...................................   16

       17.3   WAIVER OF CONSEQUENTIAL DAMAGES..............................   16

       17.4   RELEASE AND WAIVER OF SUBROGATION............................   17

       17.5   INDEMNIFICATION PURSUANT TO RCW 4.24.115.....................   17

18.    DAMAGE AND DESTRUCTION..............................................   18

       18.1   NOTICE OF CASUALTY...........................................   18

       18.2   TOTAL DESTRUCTION............................................   18

       18.3   PARTIAL DESTRUCTION..........................................   18

19.    CONDEMNATION........................................................   19

       19.1   TOTAL TAKING.................................................   19

       19.2   PARTIAL TAKING...............................................   19

       19.3   AWARD........................................................   19

20.    SUBORDINATION, RECOGNITION, NON-DISTURBANCE AND ATTORNMENT..........   20

       20.1   SUBORDINATION................................................   20

       20.2   HOLDER'S ELECTION............................................   21

21.    NOTICES.............................................................   21

22.    RIGHT OF FIRST OFFER................................................   22

23.    CONFIDENTIALITY OF LEASE AND LEASE MATTERS..........................   23

24.    AGENTS AND BROKERS..................................................   23

25.    OTHER PROVISIONS....................................................   24


LEASE AGREEMENT                     PAGE iii

       25.1   LATE CHARGE AND INTEREST ON LATE PAYMENTS....................   24

       25.2   SIGNS........................................................   24

       25.3   CONSENT AND DISCRETION.......................................   24

       25.4   NO WAIVER....................................................   24

       25.5   GOVERNING LAW................................................   24

       25.6   ATTORNEYS' FEES..............................................   25

       25.7   ENTIRE AGREEMENT.............................................   25

       25.8   NEGOTIATION AND CONSTRUCTION.................................   25

       25.9   PARTIAL INVALIDITY...........................................   25

       25.10  BINDING ON SUCCESSORS........................................   25

       25.11  LANDLORD'S LIMITED LIABILITY.................................   25

       25.12  TIME IS OF THE ESSENCE.......................................   26

26.    CONDITIONS TO EFFECTIVENESS.........................................   26

27.    COMPLIANCE WITH HAZARDOUS MATERIALS LAWS............................   26

       27.1   COST OF COMPLIANCE WITH HAZARDOUS MATERIALS LAWS.............   27

       27.2   LANDLORD'S REPRESENTATION; INDEMNIFICATION...................   27

       27.3   ENVIRONMENTAL AUDIT..........................................   28

28.    EXHIBITS............................................................   28


LEASE AGREEMENT                      PAGE iv
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                                 LEASE AGREEMENT

      THIS LEASE AGREEMENT ("Lease") is made and entered into this 1st day of November, 2002, by and between BELLEVUE TRADE CENTER, LLC, a Washington limited liability company ("Landlord") and ICOS CORPORATION, a Delaware corporation ("Tenant"). The parties desire that Landlord lease to Tenant and Tenant lease from Landlord the Premises defined below, on the terms and conditions contained in this Lease. Landlord and Tenant agree as follows:

1.    LEASE

      Landlord Leases to Tenant and Tenant Leases from Landlord, for the Term, at the rental, and upon all of the conditions set forth in this Lease, the Premises, being approximately 33,020 rentable square feet of space in the building located at 2023 120th Ave. NE, Bellevue, Washington 98005 (the "Building") and located on the real property that is more particularly described on EXHIBIT A to this Lease (the "Land").

2.    TERM AND POSSESSION

      2.1   TERM

      The term of this Lease shall be five (5) years, commencing on the date of this Lease (the "Commencement Date") and expiring at 11:59 p.m. on the day prior to the fifth (5th) anniversary of the Commencement Date ("Expiration Date"). The term, as it may be extended pursuant to Section 2.4 below, is referred to as the "Term."

      2.2   DELIVERY OF POSSESSION; CONDITION OF PREMISES

      The Premises shall be delivered to Tenant on the Commencement Date in the same condition they were in on October 30, 2002 ("Agreement Date"), "as-is, where-is" and broom clean.

      2.3   OPTIONS TO EXTEND

      Tenant shall have two (2) options to extend the term of this Lease for successive extension terms (each an "Extension Term") of five (5) years each. Each option to extend the Term shall be exercised by written notice given to Landlord at least twelve (12) months prior to the end of the Term or the first Extension Term (as the case may be). Each Extension Term shall be on the same terms and conditions as are set forth in this Lease except that Basic Rent during each of the first and second


                                     PAGE 1
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Extension Terms shall be 95% of the fair market value of the Premises determined in the manner set forth in Section 3.2 below.

3.    BASIC RENT

      3.1   BASIC RENT DURING INITIAL TERM

      Commencing on the Commencement Date, and continuing on the first day of each month thereafter for the succeeding months during the balance of the Term, Tenant shall pay to Landlord monthly basic rent ("Basic Rent"), in advance, according to the following schedule:

        Months 1-12                 $60,536.66
        Months 13-24                $62.352.76
        Months 25-36                $64,223.35
        Months 37-48                $66,150.07
        Months 49-60                $68,134.55

      Monthly installments of Basic Rent shall be prorated on a per diem basis for the first and last month of the Term if the Commencement Date or Expiration Date, as the case may be, is not the first day or last day of a calendar month.

      All other payments required by this Lease to be made by Tenant during the Term are "Additional Rent" and shall be considered Rent. Payments of Rent shall be made at Landlord's Address or at such other address as Landlord may from time to time designate in writing. All Rent shall be paid without demand, setoff, adjustment, deduction or abatement, except as may be specifically provided in this Lease.

      3.2   BASIC RENT DURING EXTENSION TERMS

      Basic Rent for each Extension Term shall be 95% of the then-current fair market rent for a five-year renewal term for comparable space in the Bellevue Eastside (i.e., Bothell to Issaquah), Washington area, of like quality, size and amenities and on comparable terms (e.g., comparable provisions for payment of expenses), and taking into account the location of the Building ("Fair Market Rent"); provided that in no event shall the monthly Basic Rent for any Extension Term be less that the monthly Basic Rent due for the last month of the term immediately preceding the Extension Term.

        Landlord and Tenant shall attempt in good faith to agree upon the Fair Market Rent. If they do not reach agreement on the Fair Market Rent within thirty (30) days of Tenant's notice exercising its Option to Extend, then the parties shall submit the


LEASE AGREEMENT                      PAGE 2
matter to arbitration in accordance with this Section 3.2 so that the Fair Market Rent is determined no later than one (1) month prior to the first day of the Extension Term.

      Each party shall select a neutral, licensed and qualified MAI real estate appraiser (the "Appraisers") having at least ten (10) years' experience with rental rates in the Bellevue, Washington office-space market and with significant experience with leasing for technology and biotechnology uses. If the two Appraisers so chosen are not able to agree on the Fair Market Rent within ten (10) days after their selection, then they shall together select a neutral and similarly qualified third appraiser ("Neutral Appraiser"). If they are unable to agree on that selection within ten (10) days after expiration of the ten (10) day period, then either party, on behalf of both, may request appointment of such a qualified person by the then-presiding judge of the King County Superior Court acting in his or her private, non-judicial capacity, and the other party shall not raise any question as to that judge's full power and jurisdiction to entertain the application and to make the appointment. The parties agree to indemnify and hold the presiding judge fully and completely harmless from and against all claims arising out of the presiding judge's appointment of the Neutral Appraiser.

      If the three Appraisers so selected are not able to agree unanimously on the Fair Market Rent within fourteen (14) days after selection of the Neutral Appraiser, then the issue shall be determined in the following manner. The Appraiser selected by each of the parties shall state in writing his or her determination of the Fair Market Rent, supported by the reasons for that determination. Counterpart copies of the determination shall be given to each of the parties and each of the other Appraisers. The Appraisers shall arrange for a simultaneous exchange of their proposed resolutions. The role of the Neutral Appraiser shall be to select which of the two proposed resolutions most closely approximates his or her determination of Fair Market Rent. The Neutral Appraiser shall have no authority or right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution chosen by the Neutral Appraiser as most closely approximating his or her determination shall constitute the decision of the appraisers as to the Fair Market Value of the Premises and shall be final and binding upon the parties. The Appraisers shall have no power to modify the provisions of this Lease. Notwithstanding anything herein to the contrary, Basic Rent for any Extension Term shall not be less that the monthly Basic Rent due for the last month of the term immediately preceding the Extension Term.

      If the Basic Rent for an Extension Term has not been determined at the time that the Extension Term begins, then Tenant shall pay Basic Rent at the rate applicable in the last month of the previous Term until the new Basic Rent is determined. Within thirty (30) days after determination of the new Basic Rent Tenant shall pay to Landlord the difference (if any) between the total amount due to that date at the new


LEASE AGREEMENT                      PAGE 3

Basic Rent rate and the total amount actually paid by Tenant as Basic Rent to that date.

      Each party shall pay the fees and expenses of its respective Appraiser and both shall share equally the fees and expenses of the Neutral Appraiser, if any. Each party shall bear its own attorneys' fees and witness fees.

4.    USE OF PREMISES; PARKING

      The Premises shall be used and occupied for general office, research, development, lifescience laboratory, vivarium, production and sale of materials, products and services used in the biotechnology/pharmaceutical and lifesciences industry, and for any other lawful purpose; provided, however, that Tenant shall not use or occupy the Premises, or permit them to be used or occupied, contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto (the "Laws") and Tenant shall be solely responsible for determining whether Tenant's intended use of the Premises complies with such Laws. Tenant acknowledges that the Building is (or at one time was) subject to Laws that classify the Building as a multi-tenant building, and that the existence of any such Laws shall not invalidate this Lease or otherwise release Tenant from its obligations hereunder. Landlord agrees to cooperate with Tenant in the event Tenant desires to contest or obtain a variance with respect to any Laws. Tenant shall have the exclusive right to use all of the parking area located on the Land, subject to the rights (if any) of the successor to Eagle Hardware & Garden, Inc. ("Eagle") under that certain Parking License Agreement dated January 22, 1998 between Landlord and Eagle.

5.    MAINTENANCE BY LANDLORD

      Landlord shall be responsible for and shall maintain in good condition (normal wear and tear excepted) the structural components of the Building including, without limitation, the structural components of the roof, the walls and foundations, and portions of the electrical, plumbing and sewage systems located outside of the Premises (exclusive, however, of any portions of those systems that are located under the Building). Landlord shall not be obligated to repair or replace any fixtures or equipment installed by or for Tenant and Landlord shall not be obligated to make any repair or replacement occasioned by any act or omission of Tenant, its employees, agents, invitees, or licensees.

6.    MAINTENANCE BY TENANT; SURRENDER

      Tenant shall be responsible for and shall maintain in the same condition in which they are delivered, or such better condition as they may be put to by Tenant


LEASE AGREEMENT                      PAGE 4

(excepting, however, normal wear and tear and damage by fire and other casualty and by condemnation) the Premises, the landscaping and parking surrounding the Building, the exterior of the Building, the roof membrane, and the electrical, plumbing, mechanical and alarm monitoring systems that are a part of the Premises. Tenant shall adopt and implement a program for maintenance by Tenant of the Building systems. Upon request of Landlord, made no more frequently than once every twelve months, Tenant shall provide to Landlord a written report of the maintenance performed on the Building systems during the previous twelve-month period.

      If Tenant fails to perform the maintenance obligations hereunder and such failure continues for more than thirty (30) days after written notice thereof from Landlord (except that if Tenant begins to cure its failure within the thirty-day period but cannot reasonably complete the work within such period, then only if Tenant fails to diligently proceed to complete the work), then Landlord shall have the right to perform such maintenance on Tenant's behalf and Tenant shall reimburse Landlord for the commercially reasonable cost thereof as additional rent promptly after demand.

      Upon the expiration or earlier termination of the Term, Tenant shall promptly and peacefully surrender the Premises to Landlord, broom clean and in good condition and repair, except for conditions occasioned by reasonable wear and tear, fire and other casualty, and condemnation. Tenant shall remove all of its movable property and trade fixtures upon surrender of possession and shall repair any damage to the Premises caused by the removal; provided, however, that Tenant shall not at any time remove any fixtures and equipment that are owned by Landlord as of the date of this Lease, or that are located on the Premises as of the date of this Lease and that are listed on EXHIBIT B to this Lease ("Reversion Property"). Tenant shall not be required to remove alterations or improvements made by and for the account of Landlord.

7.    UTILITIES; ABATEMENT OF RENT

      7.1   UTILITIES

      Tenant shall pay or cause to be paid when due all charges for public or private utility services provided to or for the Premises during the Term, including, without limitation, all charges for water, gas, electrical, HVAC, sewer, irrigation charges, sprinkler charges, charges for elevators, fire protection systems, and related monitor and telephone lines, and other utilities and services used on or from the Building, and any maintenance or hook up charges or fees for utilities.


LEASE AGREEMENT                      PAGE 5

      7.2   COSTS OF ELECTRICAL SERVICE

      Landlord and Tenant acknowledge that various federal and state initiatives are under way that are expected, over time, to result in deregulation of the electric utility industry so that the historic, vertically integrated monopoly for generation and delivery of electrical power and services is replaced by market-priced elements of production, capacity, transmission and ancillary services.

      In order to maximize the benefit of this opportunity, throughout the Term Tenant shall have the right, upon thirty (30) days' prior written notice to Landlord, to acquire its electrical energy or other electrical utility service directly from a third party or parties that has or have the legal authority to provide such service and, from time to time, upon thirty (30) days' prior notice to Landlord, to change such third party or parties; provided, however, Tenant shall not enter into any agreement with a utility provider that binds Landlord or the Building for a term that exceeds the term of this Lease. All improvements and modifications to the Building to accommodate such alternate service providers shall be installed without expense to Landlord and shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld; provided, however, Landlord may require as a condition of its approval that Tenant restore all lines, meters, feeders, and other fixtures and appurtenances necessary to receive electrical utility service from Landlord's selected service provider at the expiration or earlier termination of this Lease. Landlord shall cooperate with Tenant in giving effect to this Section 7.2 so that Tenant is afforded the opportunity to purchase electrical energy and electrical utility service from such third party or parties as Tenant in its sole discretion may choose, subject to reasonable conditions imposed by Landlord with respect to the Building.

      7.3 INTERRUPTION OF SERVICES OR UTILITIES

      If all or any part of the Premises is rendered untenantable for a period of five (5) consecutive business days or more because of an interruption of utilities due to Landlord's negligence, then Basic Rent shall abate in proportion to the portion of the Premises that are unusable until that portion of the Premises can once again be occupied for its intended purposes.

8.    COMPLIANCE WITH LAW

      Tenant shall comply with all statutes, laws, ordinances, regulations and rules applicable to the use or occupancy of the Premises, and shall promptly comply with all governmental orders and directives relating to the Premises and Tenant's use of the Premises. Tenant will not permit the Premises to be used for any purpose or in any


LEASE AGREEMENT                      PAGE 6
manner (including without limitation any method of storage) that would render the Building uninsurable.

9.    INSURANCE

      9.1   LANDLORD'S INSURANCE

      At all times during the Term, Landlord shall maintain (a) Commercial General Liability Policy, with such limits as Landlord may elect in its reasonable discretion, and (b) a standard form property insurance policy with responsible insurers covering the Premises and the Building (including fixtures owned by Landlord and that are located in the Building as of the date of this Lease and including the items listed on EXHIBIT B) against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage ("All Risk") and sprinkler leakage with an endorsement to cover the cost of law mandated changes to the Building(s) in connection with restoration after a casualty ("Landlord's Insurance"). Such property insurance shall provide coverage for all property in which Landlord holds an interest in an amount not less than ninety-five percent (95%) of the replacement value of the property insured. Tenant shall pay annually upon invoice from Landlord, as Additional Rent, all premiums for Landlord's Insurance.

      9.2   TENANT'S INSURANCE

      Tenant, at its expense, shall purchase and keep in force during the Term a Commercial General Liability Policy with limits of not less than Five Million Dollars ($5,000,000) for each occurrence, covering bodily injury to persons, including death, and damage to property. Such insurance shall be with responsible insurers reasonably acceptable to Landlord. Tenant shall cause its Commercial General Liability insurer to name Landlord as an additional insured under such insurance to the extent of Tenant's insurable contractual liability assumed in Section 17.1 below. The insurance policy shall contain a severability of interests provision, a provision that the insurance provided to Landlord as additional insured shall be primary to and not contributory with insurance maintained by Landlord, and a provision that an act or omission of one of the insureds or additional insureds that would void or otherwise reduce coverage shall not reduce or void the coverage as to the other named and additional insureds. A certificate of insurance evidencing that the foregoing insurance is in effect shall be delivered to Landlord prior to Tenant's occupancy of the Premises, and shall be kept current throughout the Term. Such certificate shall reflect the status of Landlord as additional insured, and shall provide for at least thirty (30) days' advance notice to Landlord in the event of cancellation.


LEASE AGREEMENT                      PAGE 7

      Tenant shall also maintain insurance coverage (including loss of use and business interruption coverage) on Tenant's personal property, equipment and trade fixtures against loss or damage by fire, windstorm or other casualties or causes for such amount as Tenant may desire.

10.   TAXES

      10.1  REAL ESTATE TAXES

      The term "Real Estate Taxes" means all real and personal property taxes, regular and special assessments, license fees, public service impact fees and other charges payable by Landlord as a result of any public or quasi-public authority levy, assessment or imposition against, or arising out of Landlord's ownership of or interest in, the Land, and/or the Building and grounds, parking areas, driveways, roads and alleys around the Building or any part thereof (including any fixtures owned by Landlord that are a part of the Land), and any tax that may be due upon or with respect to the leasehold estate created by this Lease. Real Estate Taxes shall exclude any income, franchise, corporation, capital levy, excess profits, inheritance, gift, estate, payroll or stamp tax or any tax upon the sale, transfer or assignment of Landlord's title or estate which at any time may be assessed against or become a lien upon all or any part of the Premises or this leasehold, except that Real Estate Taxes shall include any tax on Landlord's right to receive, or the receipt of, rent or income from the Project other than federal, state or local income tax.

      10.2  TENANT TO PAY REAL ESTATE TAXES

      Tenant shall pay as Additional Rent the Real Estate Taxes that are payable in each tax period or portion thereof included within the Term and which during the Term are levied or imposed upon or become a lien or liens upon the Premises or any part thereof. Tenant shall have the election either to pay Real Estate Taxes to Landlord upon receipt of invoice, or to discharge all the Real Estate Taxes by payment directly to the taxing authority, in either case such payment to be made on or before their due date(s). Otherwise, Tenant shall pay Real Estate Taxes to Landlord upon receipt of invoice. If Tenant is to pay Real Estate Taxes to Landlord, then Landlord shall provide its invoice to Tenant at least thirty (30) days prior to the due date(s) of each installment of such taxes. If Tenant is entitled to, and does, elect to pay Real Estate Taxes directly to the taxing authority, then Landlord shall provide to Tenant the appropriate tax bill(s) at least thirty (30) days prior to the due date of any such taxes. If Tenant pays Real Estate Taxes directly to the taxing authority, then Tenant shall furnish Landlord with evidence of payment of same within ten
(10) days after their due date(s). Tenant shall pay all interest and penalties assessed with respect to Tenant's failure to timely pay Real Estate Taxes, unless the interest or penalties are


LEASE AGREEMENT                      PAGE 8
assessed as a result of the failure of Landlord to provide Tenant with the appropriate invoice or tax bill(s) within the thirty (30) day period. Real Estate Taxes for the tax years in which the Term of this Lease commences and expires shall be apportioned between Landlord and Tenant by dividing the amount of Real Estate Taxes by three hundred sixty-five (365) and multiplying the result by the number of days falling within the Term.

      Landlord shall pay Real Estate Taxes that are due on October 31, 2002, and Tenant shall reimburse to Landlord its share of those Real Estate Taxes, determined in the manner set forth above, within ten (10) business days of receipt of Landlord's invoice.

      10.3  CONTESTING REAL ESTATE TAXES

      Tenant shall have the right to contest or review (in the name of Tenant, or of Landlord, or both, as Tenant shall elect) by appropriate proceedings (which may be instituted either during or after the Term of this Lease, and if instituted shall be with the cooperation of Landlord if requested) any valuation of the Land and Building for Real Estate Tax assessment purposes and/or any increase in the tax rate, provided, however, that Tenant shall have paid all Real Estate Taxes when due. Landlord shall furnish, on a timely basis, such data, documents, information and assistance and make such appearances as may be reasonably required by Tenant for purposes of the contests, and will execute all necessary instruments in connection with any such protest, appeal or other proceedings. Notwithstanding the foregoing, Tenant shall not contest, protest or oppose the formation of any local improvement district that may include the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. If any proceeding may only be instituted and maintained by Landlord, then Landlord shall do so at the request and expense of Tenant, and shall follow Tenant's reasonable instructions with respect to the proceeding. Landlord shall not settle any appeal or other proceeding commenced by Tenant under the authorization of this Section 10.3 without obtaining Tenant's prior written approval in each instance. Tenant shall be entitled to any refund (net of Tenant's or Landlord's expenses in obtaining same) obtained by reason of any such proceeding or otherwise whether obtained during or after the expiration of the Term and whether obtained by Landlord or Tenant, except that if the refund shall relate to the year in which the Term of this Lease commences or expires, the refund (after deducting all costs of Landlord or Tenant in obtaining same) shall be apportioned between Landlord and Tenant according to the number of days within the Term.


LEASE AGREEMENT                      PAGE 9

      10.4  INSTALLMENT PAYMENTS

      If, by law, any Real Estate Taxes may at Landlord's option be paid in installments (whether or not interest accrues on the unpaid balance), then Landlord shall exercise such option, in which case the Real Estate Taxes shall be paid in installments as they become due and before any fine or penalty may be added for nonpayment.

      10.5  PERSONAL PROPERTY TAXES

      Tenant shall be liable for all taxes levied against personal property and trade fixtures placed in the Premises by Tenant.

11.   ALTERATIONS AND REPAIRS

      11.1  LANDLORD'S CONSENT AND CONDITIONS

      Tenant shall not make any improvements or alterations to the Premises (the "Work") that are structural in nature or that exceed a cost in any calendar year of $50,000 without in each instance submitting plans and specifications for the Work to Landlord and obtaining the prior written consent of Landlord. Landlord will not unreasonably withhold, condition or delay its consent. Landlord shall advise Tenant at the time it gives its consent whether Landlord will require Tenant to remove such improvements or alterations at the expiration or earlier termination of the Term.

      Tenant shall pay for the cost of all Work. All Work shall remain the property of Tenant for all purposes during the Term. Upon surrender of the Premises to Landlord after expiration of the Term, the Work shall be and become a part of the real property and remain with the Premises, except for Tenant's trade fixtures and equipment and except for items that Landlord has required Tenant to remove pursuant to this Section 11.1.

      11.2  NO LIENS

      Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect the Building or the Premises. If any construction lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall discharge the lien or claim at its expense within ten (10) days thereafter. Recording a bond the effect of which is to remove the lien or claim of lien from the Land, Building and Premises shall be deemed to discharge the lien. If Tenant does not do so, then Landlord may discharge the lien or claim, and the amount paid, as well as reasonable attorney's fees and other out-of-pocket expenses incurred by Landlord, shall become Rent payable by Tenant on demand.


LEASE AGREEMENT                      PAGE 10

      11.3  COMPLIANCE WITH LAW

      Tenant shall cause all work to be done in a good and workerlike manner using suitable materials equal to or better than those used in the construction of the Premises and shall comply with or cause compliance with all applicable laws and with any direction given by any public officer pursuant to law. Tenant shall obtain or cause to be obtained and maintain in effect, as necessary, all building permits, licenses, and other governmental approvals that may be required in connection with the making of any alterations. Landlord shall cooperate with Tenant in obtaining them and shall execute any documents reasonably required in furtherance of that purpose.

      11.4  SALES TAX DEFERRAL

      Tenant's improvements to the Premises may qualify for certain sales tax deferrals under the laws of the State of Washington. Landlord agrees to cooperate with Tenant in applying for any such deferrals, including, but not limited to, certifying that the benefit of the deferrals shall accrue to Tenant. Tenant shall hold Landlord harmless against any liability for sales tax on work performed for Tenant that is deferred but thereafter becomes due and payable.

12.   DEFAULTS

      12.1  DEFAULT BY TENANT

      Any of the following shall constitute a default by Tenant:

               12.1.1 RENT DEFAULT

      If any installment of Rent is not timely received by Landlord, Tenant fails to pay that Rent within five (5) days of written notice given by Landlord that the Rent has not been received and is due and payable; and

               12.1.2 OTHER PERFORMANCE DEFAULT

      Tenant fails to perform any other obligation to Landlord under this Lease, and this failure continues for thirty (30) days after written notice from Landlord, except that if Tenant begins to cure its failure within the thirty
(30) day period but cannot reasonably complete its cure within such period, then Tenant shall not be in default so long as Tenant continues to diligently cure its failure;

               12.1.3 CREDIT DEFAULT

      One of the following credit defaults occurs:


LEASE AGREEMENT                      PAGE 11

            (1) Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of ninety days or results in the entry of an order for relief against Tenant that is not fully stayed within fifteen days after entry;

            (2) Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

            (3) Any third party obtains a levy or attachment under process of law against Tenant's leasehold interest.

      12.2  LANDLORD'S REMEDIES

               12.2.1 TERMINATION OF LEASE OR POSSESSION

      If Tenant defaults, then Landlord may elect by notice to Tenant either to terminate this Lease or to terminate Tenant's possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant.

               12.2.2 LEASE TERMINATION DAMAGES

      If Landlord terminates this Lease, then Tenant shall pay to Landlord all Rent due on or before the date of termination, plus Rent that would have been payable from the date of termination through the Expiration Date, reduced by the reasonably projected rental value of the Premises as of the Expiration Date for the same period, taking into account anticipated vacancy prior to reletting, reletting expenses and market concessions, both discounted to present value at the rate of ten percent (10%) per annum. If Landlord shall relet any part of the Premises for any part of such period before such present value amount shall have been paid by Tenant or finally determined by a court, then the amount of Rent payable pursuant to such reletting (taking into account vacancy prior to reletting and any reletting expenses or concessions) shall be deemed to be the reasonable rental value for that portion of the Premises relet during the period of the reletting.


LEASE AGREEMENT                      PAGE 12

               12.2.3 POSSESSION TERMINATION DAMAGES

      If Landlord terminates Tenant's right to possession without terminating the Lease and Landlord takes possession of the Premises itself, Landlord may relet any part of the Premises for such Rent, for such time, and upon such terms, as Landlord in its sole discretion shall determine. Any proceeds from reletting the Premises shall first be applied to the expenses of reletting, including redecoration, repair, alteration, advertising, brokerage, legal, and other reasonably necessary expenses. If the reletting proceeds after payment of expenses are insufficient to pay the full amount of Rent under this Lease, Tenant shall pay such deficiency to Landlord monthly upon demand as it becomes due. Any excess proceeds shall be retained by Landlord.

               12.2.4 LANDLORD'S REMEDIES CUMULATIVE

      All of Landlord's remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity. After notice and expiration of any applicable cure periods, Landlord may advance such monies and take such other actions for Tenant's account as reasonably may be required to cure or mitigate the particular default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the Default Interest Rate (as that term is defined in Section 25.1 below) until paid.

        12.3   LANDLORD'S DEFAULT

      Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within a time that is reasonable under the circumstances, but in no event less than thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust covering the Premises whose name and address have been furnished to Tenant in writing. Tenant's notice shall specify the manner in which Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In the event Landlord or Landlord's mortgagee and/or deed of trust holder fails to cure or commence cure within the periods described in this
Section 12.3, then Tenant may (but shall not be obligated to) perform the obligation of Landlord while at all times being in compliance with all applicable laws, rules and regulations pertaining to such performance, and the reasonable cost of the cure shall be payable from Landlord to Tenant upon demand. If Landlord shall dispute the existence or nature of the claimed default within ten (10) days of receipt of Tenant's notice, then Tenant shall not take any unilateral action to remedy the claimed default unless such action is required to allow Tenant to continue


LEASE AGREEMENT                      PAGE 13
or to resume full use and occupancy of the Premises for their intended purposes, or is required for the protection of persons or property. In that case Tenant may contest the alleged default on the part of Landlord by proceedings in any court of competent jurisdiction in King County, Washington. Notwithstanding anything herein to the contrary, if any judgment against Landlord resulting from such an action is not promptly paid by Landlord, then the amount of the judgment may be offset by Tenant against Rent next accruing under the terms of this Lease.

13.   ESTOPPEL CERTIFICATES

      Upon request of either party, at any time and from time to time, Landlord and Tenant shall execute and deliver to the other within fifteen (15) business days after receipt of the request, a written instrument, duly executed:

            (a) Certifying that this Lease has not been amended or modified and is in full force and effect or, if there has been a modification or amendment, that this Lease is in full force and effect as modified or amended, and stating the modifications or amendments;

            (b) Specifying the date to which the Rent has been paid;

            (c) Stating whether to the best knowledge of the party executing the instrument, the other party is in default and, if so, stating the nature of the default;

            (d) Stating the commencement date of the Term and whether any option to extend the Term has been exercised; and

            (e) Stating such other matters relating to the status of this Lease and the parties performance thereunder as the requesting party may reasonably request.

14.   HOLDOVER

      Tenant shall have no right to holdover in possession of the Premises after the expiration or termination of this Lease without Landlord's prior written consent. If Tenant retains possession of any part of the Premises after the Term with Landlord's consent, then Tenant shall become a month-to-month tenant for the entire Premises upon all of the terms of this Lease as might be applicable to such month-to-month tenancy, except that Tenant shall pay Basic Rent at 125% the rate in effect immediately prior to such holdover, computed on a monthly basis for each full or partial month Tenant remains in possession. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession or any other of Landlord's remedies.


LEASE AGREEMENT                      PAGE 14

15.   ASSIGNMENT AND SUBLETTING

      Provided that Tenant gives Landlord written notice thereof, and, in the event any assignment results in a change in the name of Tenant, Landlord receives a written instrument signed by Tenant and the assignee by which the assignee agrees to perform the obligations of Tenant hereunder from and after the date of the assignment (but by which Tenant is not released from its obligations under this Lease), Tenant may assign this Lease, in whole or in part, and may sublease all or any part of the Premises, to (a) a parent or subsidiary of Tenant, the entity with which or into which Tenant may merge (whether or not Tenant is the survivor of that merger), or an entity that is controlled by, controls or is under common control with Tenant or (b) the purchaser of substantially all of the assets of any operating division of Tenant that is occupying the Premises (the foregoing being collectively referred to as "Affiliates"), all so long as Tenant (as assignor or sublessor) is and remains principally and primarily liable for the obligations of Tenant under this Lease.

      For the purposes of this Section 15, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, or at least a fifty percent (50%) ownership of any sort, whether through the ownership of voting securities, by contract or otherwise. Landlord acknowledges that Tenant is a publicly owned corporation.

      All other subleases, and any assignment of Tenant's interest under this Lease, shall be subject to Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord shall be entitled to 100% of the Sublease Profits from subleases to parties other than Affiliates, except that this sentence and the following sentence shall not apply to any sublease or subleases that are required in order to comply with City of Bellevue Laws that classify the Building as a multi-tenant building. The term "Profits" shall mean the following: the gross revenue received from the assignee or sublessee during the sublease term or during the assignment, with respect to the space covered by the sublease or the assignment ("Transferred Space") less: (a) the gross revenue paid to Landlord by Tenant during the period of the sublease term or as a result of the assignment with respect to the Transferred Space; (b) any commercially reasonable improvement allowance or other commercially reasonable economic concession (planning allowance, moving expenses, etc.), paid by Tenant to sublessee or assignee, (c) commercially reasonable brokers' commissions; and (d) reasonable attorneys' fees; provided, however, under no circumstance shall Landlord be paid any Profits until Tenant has recovered all the items set forth in subparts (a) through (d) for such Transferred Space. No sublease or assignment shall release Tenant from its obligations under this Lease.


LEASE AGREEMENT                      PAGE 15

16.   LANDLORD'S ACCESS

      Landlord shall be entitled to have access to the Premises only when accompanied by a representative of Tenant, and upon no less than twenty-four
(24) hours' prior written notice specifying the purpose for the access and identifying by name and business any persons other than Landlord who will accompany Landlord; provided, however, that in the case of an emergency that gives rise to imminent danger to persons or property, Landlord shall give Tenant such notice as may be practicable under the circumstances. Access by Landlord shall be strictly in accordance with any security and confidentiality requirements that Tenant may impose from time to time, including, without limitation, a requirement that any person having access to the Premises sign and deliver to Tenant a nondisclosure and confidentiality agreement in form and content acceptable to Tenant. At Tenant's request, Landlord shall prevent access to the Premises by any prospective purchaser or tenant or other visitor whom Landlord intends to bring onto the Premises who is or may reasonably be suspected by Tenant to be or to represent a competitor of Tenant. In exercising its right of entry, Landlord shall cause the least interference with Tenant's business that is reasonably possible.

17.   INDEMNIFICATION; RELEASE AND WAIVER OF SUBROGATION

      17.1  TENANT'S INDEMNIFICATION

      Tenant shall indemnify, defend and hold harmless Landlord from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys' fees and disbursements, that Landlord may incur or pay out (including, without limitation, to Landlord) by reason of (a) any accidents, damages or injuries to persons or property occurring in, on or about the Premises during the Term or while Tenant is otherwise occupying the Premises (unless the same shall have been caused by Landlord's negligence or wrongful act or the negligence or wrongful act of Landlord), (b) any work done during the Term of this Lease in or to the Premises except if done by Landlord or Landlord's officers, partners, employees, agents and/or invitees (other than Tenant), and (c) any accidents, damages or injuries to persons or property occurring in, on or about the Building during the Term or while Tenant is otherwise occupying the Premises to the extent resulting from any act, omission or negligence on the part of Tenant and/or its officers, partners, employees, agents, customers and/or invitees.

      17.2  LANDLORD'S INDEMNIFICATION

      Landlord shall indemnify, defend and hold harmless Tenant from and against all losses, costs, damages, expenses and liabilities, including, without limitation,


LEASE AGREEMENT                      PAGE 16
reasonable attorneys' fees and disbursements, that Tenant may incur or pay out (including, without limitation, to Landlord) by reason of any accidents, damages or injuries to persons or property occurring in, on or about the Land to the extent resulting from any act, omission or negligence on the part of Landlord and/or its officers, partners, employees, agents, customers and/or invitees (other than Tenant).

      17.3 WAIVER OF CONSEQUENTIAL DAMAGES

      Landlord and Tenant each waive any claim that it may have against the other under this Lease for consequential damages.

      17.4 RELEASE AND WAIVER OF SUBROGATION

      Neither Landlord nor Tenant shall be liable to the other or to any insurance company or companies (by way of subrogation or otherwise) insuring the other party or parties for any loss or damage to any building, structure or tangible personal property of the other party or parties or of any third party occurring in or about the Premises or Building, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees, if such loss or damage would fall within the scope of a fire and extended coverage (all risk) policy of insurance, whether or not the party or parties suffering the loss actually maintained such insurance. Each party shall obtain from its respective insurer under each insurance policy it maintains a waiver of all rights of subrogation which the insurer of that party may have against the other parties, and Landlord and Tenant shall indemnify the others against any loss or expense, including reasonable attorneys' fees, resulting from the failure to obtain such a waiver.

      17.5 INDEMNIFICATION PURSUANT TO RCW 4.24.115

      In compliance with RCW 4.24.115 as in effect on the date of this Lease, all provisions of this Lease pursuant to which Landlord or Tenant (the "Indemnitor") agrees to indemnify the other (the "Indemnitee") against liability for damages arising out of bodily injury to persons or damage to property relative to the construction, alteration, repair, addition to, subtraction from, improvement to or maintenance of any building, road or other structure, project, development or improvement attached to Land, including the Premises, (i) shall not apply to damages caused by or resulting from the sole negligence of the Indemnitee, its agents or employees, and (ii) to the extent caused by or resulting from the concurrent negligence of (a) the Indemnitee or the Indemnitee's agents or employees and (b) the Indemnitor or the Indemnitor's agents or employees, shall apply only to the extent of the Indemnitor's negligence; provided, however, the limitations on indemnity set forth in this paragraph shall automatically and without further act by either Landlord or Tenant be deemed

LEASE AGREEMENT                      PAGE 17
amended so as to remove any of the restrictions contained in this paragraph that are no longer required by then applicable law.

      Landlord and Tenant specifically agree that the provisions of this Section
17.5 also apply to any claim of injury or damage to the parties' respective employees or their property. Each of Landlord and Tenant acknowledges and agrees that as to such claims, it waives any right of immunity that it may have under Title 51 RCW as amended or replaced. This waiver and agreement was specifically negotiated by Landlord and Tenant and is solely for their benefit and is not intended as a waiver of their immunity under Title 51 RCW for any other purpose.

18.   DAMAGE AND DESTRUCTION

      18.1 NOTICE OF CASUALTY

      If the Premises, the Building, or any part thereof, should be damaged or destroyed by fire, tornado or other casualty, Tenant shall promptly give notice thereof to Landlord.

      18.2 TOTAL DESTRUCTION

      If the Building should be totally destroyed by fire, tornado or other casualty, or if it should be so damaged thereby that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of the casualty, then, at Tenant's option, this Lease shall terminate and Rent shall be abated during the unexpired portion of the Term, effective upon the date of the casualty. If the Building can be restored within such one-hundred eighty (180) day period, but (i) the cost to repair the damage caused by such a casualty is reasonably estimated to exceed $500,000, and (ii) the casualty is not a peril named in the policies of insurance Landlord maintains or is required to maintain under the terms of this Lease, then Landlord shall have the right to terminate this Lease by written notice to Tenant given within thirty (30) days following the date of the casualty and Rent shall be abated during the unexpired portion of the Term, effective upon the date of the casualty. Notwithstanding anything herein to the contrary, if the Building is substantially damaged during the last year of the then-current Term, either party may terminate this Lease by written notice to the other given within fifteen (15) days of the occurrence of the damage, in which event Rent shall abate during the unexpired Term effective upon the date of occurrence of the damage; provided, however, that any termination notice given by Landlord shall be null and void if Tenant elects, within fifteen
(15) days of receipt of that notice, to exercise its option to extend the Term and gives written notice of that election to Landlord.


LEASE AGREEMENT                      PAGE 18

      18.3 PARTIAL DESTRUCTION

      If the Building should be damaged by fire or other casualty and this Lease does not terminate pursuant to Section 18.2 above, then Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair the Building to substantially the condition in which it existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partition, fixtures, additions and other improvements which may have been placed in, or about the Premises by Tenant or that are owned by Tenant. If the Premises are untenantable or inaccessible in whole or in part following such damage, then Rent payable during the period in which they are untenantable shall be reduced in proportion to the untenantable or inaccessible portion(s) of the Premises. In the event that Landlord shall fail to complete such repairs and rebuilding within two hundred seventy (270) days after the date on which Landlord receives notice of the casualty ("Notice Date"), Tenant may at its option terminate this Lease by written notice of termination given to Landlord.

19.   CONDEMNATION

      19.1 TOTAL TAKING

      If the whole or any substantial part of the Premises or a substantial portion of the parking (such that Tenant cannot reasonably use the Premises for their intended purposes) should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are being used, this Lease shall terminate and Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall occur.

      19.2 PARTIAL TAKING

      If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the subparagraph above, this Lease shall not terminate but the Rent payable hereunder during the unexpired portion of this Lease shall be reduced in proportion to the portion of the Premises taken.

      19.3 AWARD

      In the event of any such taking or private purchase in lieu thereof, Landlord shall be entitled to receive the entire award, and Tenant hereby assigns to Landlord

LEASE AGREEMENT                      PAGE 19
any right it may have to any such award, except that Tenant shall be entitled to make a separate claim for any of its personal property that is taken and for moving expenses. Notwithstanding the foregoing, if Landlord receives an award that exceeds the cost of any repairs that Landlord is required to make to the Premises, then Landlord shall pay to Tenant from any remaining portion of the award the unamortized cost of improvements made or otherwise owned by Tenant and taken by the condemning authority.

20.   SUBORDINATION, RECOGNITION, NON-DISTURBANCE AND ATTORNMENT

      20.1 SUBORDINATION

      This Lease shall be automatically subordinate to the lien of any deed of trust or mortgage that now or hereafter affects the Premises or Building, and to any renewals, modifications or extensions thereof ("Mortgage"), provided that a Subordination, Attornment and Non-Disturbance Agreement ("SAND Agreement") in commercially reasonable form is executed, acknowledged and delivered by the mortgagee to Tenant. The SAND Agreement must be in form suitable for recording and shall contain, among other things, substantially the following provisions:

            (a) Mortgagee consents to and approves this Lease;

            (b) Tenant shall not be named or joined as a party defendant in any suit, action or proceeding for the foreclosure of the Mortgage or to enforce any rights under the Mortgage or obligation secured thereby except to the extent that naming Tenant is necessary to obtain jurisdiction of the Premises, and not so as to make Tenant a party to any such proceeding;

            (c) So long as Tenant is not in default under this Lease, the possession by Tenant of the Premises and the Tenant's rights in the Premises shall not be disturbed, affected or impaired by, nor will the Lease or the Term be terminated or otherwise affected by

                  (1) any suit, action or proceeding upon the Mortgage or the obligation secured thereby, or for the foreclosure of the Mortgage or the enforcement of any rights under the Mortgage or any other documents held by the Mortgagee, or by any judicial sale or execution or other sale of the Premises, or by any deed given in lieu of foreclosure, or by the exercise of any other rights given to the Mortgagee by any other documents or as a matter of law, or

                  (2) any default under the Mortgage or the obligation secured;


LEASE AGREEMENT                      PAGE 20

            (d) Mortgagee acknowledges and agrees that all trade fixtures, equipment and other personal property owned by Tenant and located on the Premises shall be and remain the property of Tenant and may be removed by Tenant in accordance with the terms of this Lease. In no event (including a default under the Lease or Mortgage) shall Mortgagee have any liens, rights or claims in Tenant's personal property, and Mortgagee expressly waives all rights of levy, distraint, or execution with respect to that property;

            (e) This Lease shall continue in full force and effect without the necessity of executing any new lease upon all of the same terms, covenants and conditions contained in this Lease, and Tenant shall attorn to and recognize Mortgagee, or any purchaser at a foreclosure sale, as landlord under this Lease;

            (f) Any agreement between Mortgagee and Tenant shall bind and inure to the benefit of and be enforceable by the parties thereto and their respective heirs, personal representatives, successors and assigns;

            (g) Tenant agrees with Mortgagee that if Mortgagee succeeds to the interest of Landlord under the Lease, Mortgagee shall not be:

                  (1) liable for any action or omission of any prior landlord under the Lease;

                  (2) subject to any offsets or defenses which Tenant might have against any prior landlord;

                  (3) bound by any Rent that Tenant has paid for more than thirty (30) days in advance to any prior landlord; or

                  (4) bound by any security deposit that Tenant may have paid to any prior landlord, unless such deposit is in an escrow fund available to Mortgagee.

      Tenant shall execute and send to Landlord any such SAND Agreement within thirty (30) days of receipt if the SAND Agreement contains substantially the provisions set forth above and is otherwise in commercially reasonable form, or within fifteen (15) days after agreement of the parties to the contents of same.

      20.2 HOLDER'S ELECTION

      If the holder of any Mortgage on the Premises requires that this Lease have priority over its Mortgage, Tenant shall, upon request of the holder, execute, acknowledge and deliver to the holder an agreement acknowledging such priority.

LEASE AGREEMENT                      PAGE 21

21.   NOTICES

      All notices and demands that are required or permitted under this Lease shall be in writing, and shall be personally delivered or sent by a nationally recognized private carrier of overnight mail (e.g. FedEx) or by United States Certified Mail, return receipt requested and postage prepaid, to the parties at the addresses listed below or at such other addresses as the parties may designate by notice from time to time. Notices shall be deemed to have been given upon receipt or attempted delivery where delivery is not accepted.

        To Landlord:                Bellevue Trade Center, LLC
                                    P.O. Box 3946
                                    Bellevue, WA 98009

        To Tenant:                  ICOS Corporation
                                    22021 20th Avenue SE
                                    Bothell, WA 98021-4406
                                    Attn: Facilities Director

        with a copy to              ICOS Corporation
                                    22021 20th Avenue SE
                                    Bothell, WA 98021-4406
                                    Attn: General Counsel

22.   RIGHT OF FIRST OFFER

      Tenant shall have the right of first offer (the "Right of First Offer") to purchase Landlord's interest in the Property (as that term is hereinafter defined) as provided in this Section 22. In the event Landlord desires to sell all or any portion of its interest in the Land and Building (together, the "Property") at any time during the Term, Landlord shall give notice to Tenant in writing ("Notice") at least sixty (60) days prior to the proposed sale specifying the terms and conditions, including the nature of the interest, the purchase price and the closing date, upon which Landlord is willing to sell. Following receipt of the Notice, Tenant shall have fifteen (15) business days to elect to purchase the interest identified in the Notice on the terms and conditions therein set forth, such election to be exercised by written notice given to Landlord. If Tenant does not elect within that fifteen (15) business day period to purchase the interest specified in the Notice, then Landlord may sell that interest to any third party on terms no less favorable to the buyer than the terms and conditions that are described in the Notice. If Landlord does not sell that interest within eighteen (18) months after the date of the Notice on the same terms and conditions that are


LEASE AGREEMENT                      PAGE 22
described in the Notice, then before any sale of all or any part of Landlord's interest in the Property, Landlord shall again comply with the terms of this
Section 22.

      Notwithstanding anything herein to the contrary, Tenant shall not have the right to exercise its Right of First Offer at any time that Tenant is in default after any notice and opportunity to cure to which it is entitled under the terms of this Lease, or if Tenant has assigned all of its interest in this Lease to any party other than an Affiliate for the full remaining Term, or if Tenant has subleased more than 50% of the Premises to any party other than an Affiliate for the full remaining Term.

      If Tenant timely exercises this Right of First Offer, then Tenant shall have the obligation to purchase the Property on the terms specified in the Notice, Tenant shall continue to pay Rent through closing, and this Lease shall terminate upon the transfer of title to Tenant.

      The right of first offer described in this Section 22 shall not apply to any transfer to a member of the family of Landlord or to an entity that is owned or controlled by Landlord.

      Upon any sale of the Property to a third party pursuant to this Section 22, Tenant's Right of First Offer shall terminate.

23.   CONFIDENTIALITY OF LEASE AND LEASE MATTERS

      Landlord agrees that the terms and conditions of this Lease and details regarding its negotiation are and shall remain confidential between Landlord and Tenant, except that Landlord shall have the right to disclose this Lease and its terms to its accountants, lawyers and lenders having a need to review its terms in connection with rendering services to Landlord. Landlord shall not distribute, copy or otherwise submit this Lease or any summary thereof, orally or in writing, to any other person or entity. Landlord shall make no announcements regarding Tenant's proposed or actual occupancy of the Premises without Tenant's prior written consent, which Tenant may withhold in its sole discretion. In addition, all information learned by or disclosed to Landlord with respect to Tenant's business or information disclosed or discovered during an entry by Landlord into the Premises, shall be kept strictly confidential by Landlord, Landlord's legal representatives, successors, assigns, employees, servants and agents and shall not be used (except for Landlord's confidential internal purposes) or disclosed to others by Landlord, or Landlord's servants, agents, employees, legal representatives, successors or assigns, without the express prior written consent of Tenant, which Tenant may withhold in its sole and absolute discretion.


LEASE AGREEMENT                      PAGE 23

24.   AGENTS AND BROKERS

      At the signing of this Lease, Insignia Kidder Mathews represented Tenant. Landlord shall pay a commission to Insignia Kidder Mathews pursuant to a separate agreement. Each party represents to the other that it has engaged no other agent or broker in connection with the negotiations leading to this Lease, and shall hold the other harmless from any claim or demand from any other agent or broker claiming to have acted on behalf of the indemnifying party in connection with this Lease.

25.   OTHER PROVISIONS

      25.1  LATE CHARGE AND INTEREST ON LATE PAYMENTS

      If Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within five (5) business days after the same becomes due and payable, then Tenant shall pay a late charge equal to the greater of five percent (5%) of the amount of such payment or $250. In addition, interest shall be paid by Tenant to Landlord on any payments of Rent not paid within five (5) business days after the same becomes due and payable from the date due until paid at the rate equal to five percent (5%) over the prime rate announced from time to time by Bank of America ("Default Interest Rate"). Such late charge and interest shall constitute Rent.

      25.2 SIGNS

      Tenant shall have the right to install and maintain its signage on and in the Building provided Tenant obtains all permits required by the City of Bellevue. Tenant shall remove its signage and repair any damage occasioned by such removal promptly upon expiration of the Term.

      25.3 CONSENT AND DISCRETION

      Whenever the consent of a party to this Lease is required, except as may otherwise be expressly provided herein, such consent shall not be unreasonably withheld, conditioned or delayed. Whenever a party exercises its discretion under the terms of this Lease, except as may otherwise be expressly provided herein, that discretion shall be exercised reasonably.

      25.4 NO WAIVER

      No waiver by either party of any breach of this Lease shall be effective unless it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord's acceptance of Rent after a default by


LEASE AGREEMENT                      PAGE 24

Tenant shall not constitute a waiver of any breach other than the one for which payment is made.

      25.5 GOVERNING LAW

      This Lease shall be governed by, and construed and enforced in accordance with, the laws of the State of Washington.

      25.6 ATTORNEYS' FEES

      If Landlord or Tenant shall commence an action against the other arising out of or in connection with this Lease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

      25.7 ENTIRE AGREEMENT

      This Lease, including all Exhibits attached to it, constitutes the entire agreement between Landlord and Tenant with respect to the Premises and may not be amended or altered except by written agreement executed by both parties. The captions and section numbers appearing in this Lease are inserted only as a matter of convenience and are not intended to define, limit, construe, or describe the scope or intent of any section or paragraph.

      25.8 NEGOTIATION AND CONSTRUCTION

      This Lease and each of the terms and provisions of it are deemed to have been explicitly negotiated between the parties, and the language in all parts of this Lease shall, in all cases, be construed according to its fair meaning and not strictly for or against either party.

      25.9 PARTIAL INVALIDITY

      If any term, covenant or condition of this Lease or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each other term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

      25.10 BINDING ON SUCCESSORS

      This Lease shall bind the parties' respective heirs, successors, representatives and permitted assigns.


LEASE AGREEMENT                      PAGE 25

      25.11 LANDLORD'S LIMITED LIABILITY

      Tenant shall look solely to Landlord's interest in the Premises for recovery of any judgment against Landlord, it being agreed that Landlord (and if Landlord is a partnership or limited liability company, its partners or members, and if Landlord is a corporation, its directors, officers or shareholders) shall never be personally liable for any personal judgment or deficiency decree or judgment against it.

      25.12 TIME IS OF THE ESSENCE

      Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

26.   CONDITIONS TO EFFECTIVENESS

      This Lease, and Tenant's obligations under it, are expressly conditioned upon the following having occurred prior to November 4, 2002:

      Closing of the acquisition by Tenant certain personal property and fixtures from Molecumetics, Ltd.

27.   COMPLIANCE WITH HAZARDOUS MATERIALS LAWS

      Tenant shall at all times and in all respects comply with all federal, state and local laws, ordinances and regulations ("Hazardous Materials Laws") relating to the industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any oil, petroleum products, flammable explosives, asbestos, urea formaldehyde, polychlorinated biphenyls, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including without limitation any "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" under any such laws, ordinances or regulations (collectively, "Hazardous Materials").

      Tenant shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant's use of the Premises, including, without limitation, discharge of (appropriately treated) materials or waste into or through any sanitary sewer system serving the Premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, if and to the extent required by Laws, Tenant shall cause any and all Hazardous Materials to be removed from the Premises and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such Hazardous Materials and wastes. Tenant shall in all respects, handle, treat, deal with and manage any and all Hazardous


LEASE AGREEMENT                      PAGE 26

Materials in, on, under or about the Premises in conformity with all applicable Hazardous Materials Laws. All reporting obligations to the extent imposed upon Tenant by Hazardous Materials Laws are solely the responsibility of Tenant. Upon expiration or earlier termination of this Lease, Tenant shall cause all Hazardous Materials (to the extent such Hazardous Materials are generated, stored, released or disposed of on the Premises by Tenant during the Term) to be removed from the Premises and transported for use, storage or disposal in accordance and in compliance with all applicable Hazardous Materials Laws. Tenant shall not enter into any settlement agreement, consent, decree or other compromise in respect to any claims relating to any way connected with the Premises or the Land without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interest with respect thereto. In addition, at Landlord's request, at the expiration of the Term of this Lease, Tenant shall remove all tanks or fixtures which were placed on the Premises during the term of this Lease and which contain, have contained or are contaminated with, Hazardous Materials.

      Tenant shall immediately notify Landlord in writing of (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened against Tenant pursuant to any Hazardous Materials Laws and pertaining to Tenant's activities on the Premises; (b) any claim of which Tenant has knowledge made or threatened by any person against Landlord, or the Premises, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials in, on or about the Premises, Land or Building; and (c) any reports of which Tenant has knowledge made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or about the Premises during the Term or with respect to any Hazardous Materials removed from the Premises during the Term, including, any complaints, notices, warnings, reports or asserted violations in connection therewith. Upon written request of Landlord (to enable Landlord to defend itself from any claim or charge related to any Hazardous Materials Law), Tenant shall promptly deliver to Landlord notices of hazardous waste manifests in Tenant's possession reflecting the legal and proper disposal of all such Hazardous Materials removed or to be removed from the Premises. All such manifests shall list the Tenant or its agent as a responsible party and in no way shall attribute responsibility for any such Hazardous Materials to Landlord.

      27.1 COST OF COMPLIANCE WITH HAZARDOUS MATERIALS LAWS

      Tenant shall be responsible only for that part of the cost of compliance with Hazardous Materials Laws which relates to a breach by Tenant of the covenants contained in this Lease to be kept and performed by Tenant.


LEASE AGREEMENT                      PAGE 27

      27.2 LANDLORD'S REPRESENTATION; INDEMNIFICATION

      Landlord represents that to the best of Landlord's knowledge, Landlord knows of no Hazardous Materials on, in or under the Land, the Building or the Premises, and of no condition on, in or under the Land, the Building or the Premises that may give rise to liability under Hazardous Materials Laws.

      Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless Landlord and each of Landlord's officers, directors, partners, employees, agents, successors and assigns from and against any and all claims, liabilities, damages, costs, penalties, forfeitures, losses or expenses (including attorneys' fees) for death or injury to any person or damage to any property whatsoever (including water tables and atmosphere) arising or resulting, directly or indirectly, from the presence or discharge of Hazardous Materials, in, on, under, upon or from the Premises during the Term or from the transportation or disposal of Hazardous Materials to or from the Premises during the Term to the extent caused by Tenant, whether knowingly or unknowingly, the standard herein being one of strict liability. Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repairs, clean-up or detoxification or decontamination of the Premises or the Land, and the presence and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration of or early termination of the Term. For purposes of the indemnity provided herein, any acts or omissions of Tenant, or its employees, agents, customers, sub-lessees, contractors or sub-contractors of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant.

      27.3 ENVIRONMENTAL AUDIT

      Upon request by Landlord, upon expiration or earlier termination of the Term, Tenant shall, at Tenant's expense, undertake and submit to Landlord, a Phase 1 environmental audit and a written report of the final and approved decommissioning of any portion of the Premises that needs to be decommissioned, both from an environmental company or companies reasonably acceptable to Landlord.

28.   EXHIBITS

      The following Exhibits are attached to and by this reference incorporated into this Lease as though fully set forth in it.

                      EXHIBIT A Legal Description of the Premises
                      EXHIBIT B Reversion Property


LEASE AGREEMENT                      PAGE 28

      IN WITNESS WHEREOF, the parties hereto execute this Lease as of the day and year first above written.


                                 LANDLORD:

                                 BELLEVUE TRADE CENTER, LLC

                                 /s/ Herb T. Mead
                                 ------------------------------------------
                                 Name: Herb T. Mead
                                      -------------------------------------
                                 Title: Manager
                                       ------------------------------------


                                 TENANT:

                                 ICOS CORPORATION

                                 /s/ Gary Wilcox
                                 ------------------------------------------
                                 Name: Gary Wilcox
                                      -------------------------------------
                                 Title: EVP, Operations
                                       ------------------------------------


LEASE AGREEMENT                      PAGE 29

STATE OF WASHINGTON            )
                               ) ss.
COUNTY OF King                 )

      On this 1st day of November, 2002, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared HERBERT T. MEAD, to me known to be the Managing Member of BELLEVUE TRADE CENTER LLC, the limited liability company that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said company for the uses and purposes therein mentioned, and on oath stated that he was duly qualified and acting as said Managing Member of the company and that he was authorized to execute said instrument on behalf of the company.

      IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.


                                    /s/ Brandon T. Shimizu
                                    --------------------------------------------
                                    (Signature of Notary)

                                     Brandon T. Shimizu
                                    --------------------------------------------
                                    (Print or stamp name of Notary)
                                    NOTARY PUBLIC in and for the State
                                    of Washington, residing at Bellevue, WA
                                    My appointment expires: 1-20-05.


LEASE AGREEMENT                      PAGE 30

STATE OF WASHINGTON            )
                               ) ss.
COUNTY OF Snohomish            )

      On this 1st day of November, 2002, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared GARY WILCOX, to me known to be the person who signed as EVP, OPERATIONS of ICOS CORPORATION, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he was duly elected, qualified and acting as said officer of the corporation, that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

      IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.

                                     /s/ Diana Cline
                                     -------------------------------------------
                                     (Signature of Notary)

                                     Diana Cline
                                     -------------------------------------------
                                     (Print or stamp name of Notary)
                                     NOTARY PUBLIC in and for the State
                                     of Washington, residing at King County.
                                     My appointment expires: 8-9-06.


LEASE AGREEMENT                      PAGE 31

                                    EXHIBIT A

                        LEGAL DESCRIPTION OF THE PREMISES

PARCEL A:

Lot 3 of Short Plat No. 84-42, City of Bellevue recorded under Auditor's File No. 8510119003, being a portion of the West half of the Northwest Quarter of
Section 28, Township 25 North, Range 5 East, W.M., in King County, Washington.

PARCEL B:

An easement for ingress and egress purposes over a strip of land in the City of Bellevue, County of King, State of Washington, being a portion of the Northwest Quarter of the Northwest Quarter of Section 28, Township 25 North, Range 5 East, W.M., in King County, Washington, and being more particularly described as follows:

Beginning at the Southeasterly corner of Lot 3 of the City of Bellevue Short Plat No. 84-42, recorded in Book 46 of Surveys at page 279, under Auditor's File No. 8510119003, King County Records;

Thence from said point of beginning along the Westerly right-of-way line of 120th Avenue N.E. South 01(degree)12'00" West 45.00 feet;

Thence leaving said Westerly right-of-way line North 88(degree)32'06" West 52.00 feet;

Thence North 01(degree)27'54" East 45.00 feet to the Southerly line of said Lot
3;

Thence along said Southerly line South 88(degree)32'06" East 51.79 feet to the point of beginning.

PARCEL C:

Together with an Easement for landscape purposes over a 6.00 foot wide strip of land in the City of Bellevue, County of King, State of Washington, being more particularly described as follows:

Beginning at the Southwesterly corner of Lot 3 of the City of Bellevue Short Plat No. 84-42, recorded in Block 46 of Surveys, page 279, under Auditor's File No. 8510119003, King County Records;

Thence from said point of beginning along the Southerly line of said Lot 3 South 88(degree)32'06" East 203.19 feet;

Thence leaving said Southerly line South 01(degree)27'43" West 6.00 feet;

Thence North 88(degree)32'06" West 203.19 feet;

Thence North 01(degree)27'54" East 6.00 feet to the point of beginning.

All situate in the City of Bellevue, County of King, State of Washington.


LEASE AGREEMENT                      PAGE 2

                                    EXHIBIT B

                               REVERSION PROPERTY

All walls
All doors and windows
All ceilings
All floor coverings
All water distribution systems, water tanks and water fixtures
All air distribution systems
All mechanical infrastructure
All built in cabinetry and shelving
All built in rack systems
Peg Boards
Purified and deionized water systems
All electrical power systems, boxes, lights, plugs and distribution
All backup power systems including power generators
Lab benchwork
Bio Safety Cabinets
Chemical fume hoods
Any attached chemical storage cabinets (whether ground or ceiling exhausted) Toilet accessories, signs and lockers
All Security systems and lock systems
Computer systems dedicated to the operation of the Building
All HVAC equipment
Building management systems
Dark room
Lab specific plumbing components
Lab gas systems
Air compressors
Vacuum pumps
Glasswash equipment (glassware washers, dryers, autoclaves)
Acid neutralization tanks
Cold rooms and freezer rooms


                                       -1-